          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                     Mac Frugal's Bargains Close-outs Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Dan Zuckerman
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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

                                    [LOGO]


                                  May 17, 1996

Dear Stockholder:

     You are cordially invited to attend our 1996 Annual Meeting of Stockholders to be held at 9:00 a.m. on Wednesday, June 19, 1996 at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815. Enclosed are the Notice of Annual Meeting, Proxy Statement and Proxy Card relating to the Annual Meeting which we urge you to read carefully. The Company's 1995 Annual Report to Stockholders is also enclosed. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it as promptly as possible to ensure that your shares will be voted. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the meeting.


                                     ON BEHALF OF YOUR BOARD OF DIRECTORS


                                     /s/ Peter S. Willmott
                                     -----------------------------
                                     PETER S. WILLMOTT
                                     Chairman of the Board

                                    [LOGO]


                            NOTICE OF ANNUAL MEETING
                            TO BE HELD JUNE 19, 1996

TO THE STOCKHOLDERS OF
MAC FRUGAL'S BARGAINS - CLOSE-OUTS INC.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Mac Frugal's Bargains - Close-outs Inc., a Delaware corporation (the "Company"), will be held at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815, on Wednesday, June 19, 1996, beginning at 9:00 a.m., local time. The Annual Meeting will be held for the following purposes:

     1. To elect seven (7) directors of the Company to serve during the ensuing year or until their successors have been duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed April 29, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available at the offices of the Company for 10 days prior to the meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the meeting.

     STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.


                                          By Order of the Board of Directors

                                          /s/ Philip L. Carter
                                          ------------------------------------
                                          PHILIP L. CARTER
                                          President and Chief Executive Officer


Dominguez, California
May 17, 1996

                                    [LOGO]


                          2430 EAST DEL AMO BOULEVARD
                        DOMINGUEZ, CALIFORNIA 90220-6306

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 1996

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mac Frugal's Bargains - Close-outs Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., local time, on June 19, 1996, at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Form of Proxy were first mailed to stockholders on or about May 17, 1996.

                             RECORD DATE AND VOTING

     April 29, 1996 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of April 29, 1996, there were 25,229,347 shares of the Company's Common Stock, par value $.02778 per share (the "Common Stock"), issued and outstanding. No shares of the Company's preferred stock, par value $1.00 per share, were outstanding as of that date. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

     Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters other than the election of directors, the affirmative vote of a majority of shares of the Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of the Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted "FOR" the nominees named herein for election as directors.

     New York Stock Exchange rules generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal. A broker non-vote will have no effect for the purpose of determining whether a director has been elected.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

                             ELECTION OF DIRECTORS

     The Company's by-laws state that the Board of Directors shall consist of not less than five nor more than nine members. The specific number of Board members within this range is established by the Board of Directors and is currently set at nine. The Board of Directors is proposing for election seven of the nine persons now serving on the Board for election to the Board at the Annual Meeting. Each of the directors elected at the Annual Meeting will serve until the next annual meeting of stockholders or until his successor is duly elected and qualified. Should any nominee become unavailable to serve as a director or should any vacancy occur before the election (which events are not anticipated), the proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. To the Company's knowledge, all nominees are and will be available to serve. The nominees are listed below and have supplied the following background information to the Company:

                                                  PRINCIPAL OCCUPATION
                                             DURING THE LAST 5 YEARS, OTHER             DIRECTOR
          NAME               AGE          BUSINESS EXPERIENCE AND DIRECTORSHIPS          SINCE
- -------------------------    ---     -----------------------------------------------    --------
Peter S. Willmott            58      Chairman of the Board of the Company since           1990
                                     October 1990; Chairman of the Board and Chief
                                     Executive Officer since 1989, Willmott
                                     Services, Inc. (retail); Director,
                                     Browning-Ferris Industries, Federal Express
                                     Corporation, International Multifoods
                                     Corporation, Maytag Corporation, Morgan Keegan
                                     & Co., Inc., and Zenith Electronics
                                     Corporation.
Philip L. Carter             47      President and Chief Executive Officer of the         1995
                                     Company since March 1995; Executive Vice
                                     President, Chief Financial Officer since August
                                     1993; Senior Vice President, Chief Financial
                                     Officer since October 1991; Vice President
                                     Finance and Distribution since 1991.
Mark J. Miller               44      Executive Vice President of Merchandise and          1995
                                     Stores of the Company since March 1995;
                                     Executive Vice President, General Merchandise
                                     Manager since September 1992; Vice President of
                                     Merchandising/ General Merchandise Manager
                                     1991-1992, The Disney Store, Inc.; Vice
                                     President, Merchandise Manager, Hardlines
                                     1988-1991, Pic 'N' Save Corporation.
David H. Batchelder          46      President, Secretary and Director since 1988,        1990
                                     Batchelder & Partners, Inc. (financial advisory
                                     and consulting firm); President, Secretary and
                                     sole Director since 1988, Batchelder Co.
                                     (general partner of DHB Partners, L.P.,
                                     investor in acquisition partnerships);
                                     Director, Santa Fe Pacific Gold Corporation,
                                     and Washington Construction Group, Inc.
Anthony Luiso                52      Chairman, President and Chief Executive Officer      1992
                                     since 1989, International Multifoods (food
                                     service distributor and food processor);
                                     Director, The Black & Decker Corporation.
Ronald P. Spogli             48      General Partner since 1983, Freeman Spogli &         1989
                                     Co. (merchant banking); Director, Brylane,
                                     Inc., Buttrey Food and Drug Stores Company,
                                     Calmar Inc., Envirosource, Inc., Orchard Supply
                                     Hardware Stores, Inc. and The Pantry, Inc.

                                                  PRINCIPAL OCCUPATION
                                             DURING THE LAST 5 YEARS, OTHER             DIRECTOR
          NAME               AGE          BUSINESS EXPERIENCE AND DIRECTORSHIPS          SINCE
- -------------------------    ---     -----------------------------------------------    --------

firm).
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE ABOVE NOMINEES.

     For information concerning beneficial ownership of Common Stock by directors, see "Security Ownership of Certain Beneficial Owners and
Management -- Security Ownership of Management" below. The Board of Directors met a total of eight times during the fiscal year ended January 28, 1996 ("fiscal 1995"). All directors attended 75% or more of the meetings of the Board of Directors and the committees of which they were a member.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     Audit Committee -- The Board has a standing Audit Committee which reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's auditors, the fees and all non-audit services of the independent auditors and the independent auditors' opinion and letter of comment to management and management's response thereto. The Audit Committee also recommends to the Board the selection of the Company's independent auditors. The Audit Committee met four times in fiscal 1995. At the date of this Proxy Statement the Audit Committee was comprised of Messrs. Zehentbauer (Chairman), Batchelder, Luiso and Spogli.

     Compensation and Organization Committee -- The Board has a Compensation and Organization Committee (the "Compensation Committee") whose members at the date of this Proxy Statement were Messrs. Luiso (Chairman), Batchelder, Karatz, Spogli and Willmott. The Compensation Committee is authorized to review and recommend to the Board the salaries, bonuses and perquisites of the Company's executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1990 Employee Stock Incentive Plan (the "1990 Plan"). The Compensation Committee met three times in fiscal 1995.

     Nominating Committee -- The Board of Directors also has a standing Nominating Committee whose members at the date of this proxy statement were Messrs. Willmott (Chairman), Batchelder, Karatz and Thomas. The Nominating Committee is authorized to review matters regarding the structure of the Company's Board of Directors and the qualifications of proposed nominees to serve on the Board. The Nominating Committee will consider nominees for director whose names are timely submitted in writing by holders of the Company's Common Stock addressed to the Chairperson of the Nominating Committee accompanied by such information regarding the nominee as would be required under the rules of the Securities and Exchange Commission were the stockholders soliciting proxies with regard to the election of such nominee. The Nominating Committee met once in fiscal 1995.

DIRECTOR COMPENSATION

     Standard Compensation -- Directors who are not employees of the Company or its subsidiaries receive $15,000 per year (the "Retainer Fee") or, in lieu thereof, a director may elect to receive an option to purchase shares of Common Stock pursuant to the Non-Employee Directors Plan discussed below. Other than Mr. Thomas, each of the current non-employee directors of the Company elected to receive such an option, in lieu of the Retainer Fee, in fiscal 1995. Additionally, non-employee directors receive $1,000 for each meeting of the Board or committee meeting which they attend plus reimbursement of any expenses they may incur with respect to such meeting, and up to $1,000 per diem for time expended on matters on the Company's behalf. Chairmen of the Audit, Compensation and Nominating Committees receive additional annual retainer fees of $10,000, $8,000 and $5,000, respectively; the Chairman of the Board receives a $25,000 additional annual retainer fee. Directors who are employees of the Company or its subsidiaries serve as directors without compensation.

     Stock Option Plan for Non-Employee Directors -- In 1992, the Company adopted the Non-Employee Directors Plan. The purpose of the Non-Employee Directors Plan is to provide present and prospective directors who are not employed by the Company with the opportunity to obtain equity ownership interests in the Company through the exercise of stock options. The Non-Employee Directors Plan is designed to link the non-employee directors' compensation more closely with the Company's performance.

     Only directors of the Company who are not employees of the Company or one of its subsidiaries are eligible to participate in the Non-Employee Directors Plan. The Non-Employee Directors Plan is administered by the Board of Directors, although, as discussed below, the grant of options is automatic. The expenses of administering the Non-Employee Directors Plan are borne by the Company.

     The Non-Employee Directors Plan provides for options to be awarded under two different circumstances. First, each non-employee director is automatically granted on the date of the annual meeting at which the director is elected (including at each annual stockholder meeting at which the director is re-elected), an option to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the close of business on the day before such annual meeting. Pursuant to the Non-Employee Directors Plan as originally adopted, the number of shares covered by this option was 2,500. However, on March 15, 1995, the Board of Directors approved an amendment to the Non-Employee Directors Plan that reduced the number of shares covered by these options to 2,250. These options are not exercisable until the annual meeting of stockholders following the date of grant.

     The second feature of the Non-Employee Directors Plan permits each non-employee director to elect, on the date of each annual meeting at which he is elected or re-elected, to receive an option to purchase shares of Common Stock in lieu of being paid the Retainer Fee. If the non-employee director makes such an election, on the six-month anniversary of the date of the election (the "Date of Grant") such director will be granted an option exercisable for a number of shares of Common Stock equal to the amount of the director's Retainer Fee divided by 20% of the fair market value of the shares of Common Stock at the close of business on the Date of Grant. The exercise price for any such option will be 80% of the fair market value of the Common Stock on the Date of Grant. These options will become exercisable on the date of the first annual meeting of stockholders following the Date of Grant.

     Upon exercise of the options granted under the Non-Employee Directors Plan, the exercise price must be paid to the Company in cash or by check. The options expire on the earlier of the tenth anniversary of the date of grant or six months after the recipient of the option ceases to be a director. The Non-Employee Directors Plan originally authorized the issuance of up to 200,000 shares of Common Stock, subject to adjustment to prevent dilution. In 1995, the Company's stockholders approved an amendment to the Non-Employee Directors Plan which increased the number of shares reserved for issuance thereunder by 200,000 shares to an aggregate of 400,000 shares, subject to adjustment to prevent dilution.

     The Non-Employee Directors Plan became effective, with stockholder approval, upon its adoption by the Company's Board of Directors on March 18, 1992. Awards may not be granted under the Non-Employee Directors Plan after March 18, 2002. Although any option that was duly granted on or prior to such date may thereafter be exercised in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after March 18, 2012.

     Mr. Willmott's Option Agreements -- In each of fiscal 1990 and fiscal 1995, the Chairman of the Board, Mr. Willmott, was granted an option to purchase 25,000 shares of Common Stock exercisable on the date of grant at the fair market value on such date, as additional compensation for his services to the Company. Mr. Willmott's Stock Option Agreements provide that the options will terminate upon the earlier of the tenth anniversary of the date of grant or 90 days after termination of Mr. Willmott's relationship with the Company, except that if termination is caused by total disability or death, the option terminates upon the earlier of the tenth anniversary of the date of grant or the first anniversary of the date of termination of Mr. Willmott's position.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The table below sets forth the compensation paid to or accrued for the current and former Chief Executive Officers of the Company and the other executive officers of the Company (collectively, the "Named Executive Officers"), for the fiscal years ended January 28, 1996, January 29, 1995 and January 30, 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                         ANNUAL COMPENSATION(4)                 COMPENSATION
                            ------------------------------------------------       AWARDS
                                                               OTHER ANNUAL     ------------     ALL OTHER
    NAME AND PRINCIPAL      FISCAL                  BONUS      COMPENSATION     OPTIONS/SARS    COMPENSATION
       POSITION(1)           YEAR     SALARY($)     ($)(5)        ($)(6)           (#)(7)          ($)(8)
- --------------------------  ------    ---------    --------    -------------    ------------    ------------
Leonard S. Williams(2)       1995     $ 197,308    $     --       $    --               --        $343,939
Former President and         1994       536,539     242,573         4,050           16,853           5,926
Chief Executive Officer      1993       520,000          --            --           70,000           9,689
Philip L. Carter(2)          1995       411,416          --         1,254          320,000           5,472
Current President and        1994       274,000     106,586           780            8,426           5,223
Chief Executive Officer      1993       254,000          --            --           75,000          11,280
Mark J. Miller               1995       360,750          --           633           50,000           5,341
Executive Vice President     1994       308,270     119,942           530            8,426           5,318
of Merchandise and Stores    1993       300,000          --            --           35,000           9,082
Earl C. Bonnecaze(3)         1995        70,769          --           175           65,000          64,275
Senior Vice President        1994            --          --            --               --              --
of Stores                    1993            --          --            --               --              --
Patricia J. Wehner(3)        1995       176,058          --           494               --          19,711
Senior Vice President        1994       186,000      57,195           277            6,019           4,991
Real Estate & Construction   1993       171,000          --            --           33,000           6,431

- ---------------

(1) The Company maintains written employment agreements with each of its executive officers. See "Employment Agreements" below.

(2) Mr. Williams resigned as President and Chief Executive Officer of the Company in March 1995. Prior to March 15, 1995, Mr. Carter was Executive Vice President and Chief Financial Officer of the Company.

(3) Mr. Bonnecaze joined the Company in July 1995. Ms. Wehner resigned from the Company in January 1996.

(4) In addition to the annual salary and bonus compensation shown in the table, the executive officers of the Company received other annual compensation in the form of other personal benefits. The amount of such other annual compensation paid to each executive officer did not exceed the lesser of $50,000 or ten percent of the total of annual salary and bonus reported for such executive officer for each respective fiscal year.

(5) Represents bonuses paid pursuant to employment agreements. Bonuses shown for any fiscal year were accrued during the fiscal year shown and paid in the following fiscal year.

(6) Represents reimbursement for taxes incurred in connection with the group term life insurance paid for by the Company.

(7) Represents options granted pursuant to the 1990 Plan. See "1990 Employee Stock Incentive Plan" below.

(8) Includes fiscal 1995 contributions of $4,500 to the Company's defined contribution profit sharing plan (the "Profit Sharing Plan") for each of Mr. Carter, Mr. Miller, and Ms. Wehner and $2,096 for Mr. Bonnecaze; fiscal 1994 contributions of $4,500 for each of Mr. Williams, Mr. Carter, Mr. Miller and Ms. Wehner; fiscal 1993 contributions of $8,254, $8,254, $8,254, and $5,918 to the Profit Sharing Plan for Mr. Williams, Mr. Carter, Mr. Miller and Ms. Wehner, respectively; and fiscal 1995 moving expenses of $61,977 for Mr. Bonnecaze and fiscal 1993 moving expenses of $2,270 for Mr. Carter. Also includes fiscal 1995 severance compensation of $342,692 for Mr. Williams (See "Employment Agreements -- Mr. Williams' Separation Agreement" below) and $14,769 for Ms. Wehner (See "Employment Agreements -- Termination of Employment; Change of Control" below). The balance of the amounts shown represents premiums for the group term life insurance paid for by the Company on behalf of the Named Executive Officers.

     The following table shows information with respect to stock options granted under the 1990 Plan to the Named Executive Officers.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                             INDIVIDUAL GRANTS
                          --------------------------------------------------------
                                         % OF TOTAL                                   POTENTIAL REALIZABLE
                          NUMBER OF       OPTIONS/                                   VALUE AT ASSUMED ANNUAL
                            SHARES          SARS                                      RATES OF STOCK PRICE
                          UNDERLYING     GRANTED TO                                  APPRECIATION FOR OPTION
                           OPTIONS/      EMPLOYEES     EXERCISE                               TERM
                             SARS        IN FISCAL      PRICE                        -----------------------
          NAME             GRANTED          YEAR      ($/SH)(4)    EXPIRATION DATE       5%          10%
- ------------------------  ----------     ----------   ----------   ---------------   ----------   ----------
Leonard S. Williams.....         --            --%           --                 --           --           --
Philip L. Carter........    250,000(2)      26.58      $ 14.750        May 2, 2005   $2,319,049   $5,876,925
                             70,000(3)       7.43        11.625       Nov. 2, 2005      511,763    1,296,908
Mark J. Miller..........     50,000(3)       5.31        11.625       Nov. 2, 2005      365,545      926,363
Earl C. Bonnecaze.......     40,000(3)       4.25        17.500      July 17, 2005      440,206    1,115,620
                             25,000(3)       2.05        11.625       Nov. 2, 2005      182,773      469,181
Patricia J. Wehner......         --            --            --                 --           --           --

- ---------------

(1) Does not reflect stock options granted in March 1995 taking into account fiscal 1994 performance. Other than as set forth above, no options have been or will be granted with respect to fiscal 1995 performance.

(2) Becomes exercisable in five installments vesting as follows: 100,000 shares immediately on the date of grant; 35,000 shares on the six-month anniversary of the date of grant; 35,000 shares on the twelve-month anniversary of the date of grant; 35,000 shares on the 24-month anniversary of the date of grant; and 45,000 shares on the 36-month anniversary of the date of grant.

(3) Becomes exercisable in three equal annual installments beginning on the first anniversary of the date of grant.

(4) All options were granted with an exercise price equal to the fair market value per share of the Common Stock on the date of grant.

     The following table shows information with respect to fiscal 1995 option exercises and year-end option values for each of the Named Executive Officers.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                       NUMBER OF
                                                                         SHARES              VALUE OF
                                                                       UNDERLYING          UNEXERCISED
                                                                      UNEXERCISED          IN-THE-MONEY
                                                                        OPTIONS/             OPTIONS/
                                                                     SARS AT FISCAL       SARS AT FISCAL
                                                                      YEAR-END(#)          YEAR-END($)
                                                                    ----------------    ------------------
                           SHARES ACQUIRED                            EXERCISABLE/         EXERCISABLE/
          NAME              ON EXERCISE(#)     VALUE REALIZED($)    UNEXERCISABLE(1)     UNEXERCISABLE(2)
- ------------------------   ----------------    -----------------    ----------------    ------------------
Leonard S. Williams.....        22,937             $ 178,465               390,563/0        $1,421,597/$--
Philip L. Carter........            --                    --         205,250/241,926             0/131,250
Mark J. Miller..........            --                    --          27,000/119,426        45,000/183,750
Earl C. Bonnecaze.......                                                    0/65,000              0/46,875
Patricia J. Wehner......            --                    --           20,700/25,819              13,125/0

- ---------------

(1) The amounts in this column are options to purchase shares of Common Stock granted under the 1990 Plan and do not include stock options granted on March 15, 1995 taking into account performance during fiscal 1994.

(2) The amounts in this column are based upon the closing price of the Common Stock on January 26, 1996 of $13.50 per share.

EMPLOYMENT AGREEMENTS

     Each of the Company's Named Executive Officers served during fiscal 1995 pursuant to a written employment agreement. The Company entered into a new agreement with Mr. Carter as of March 15, 1995 pursuant to which Mr. Carter is employed as the Company's President and Chief Executive Officer at an initial annual base salary of $450,000. The Company entered into a new agreement with Mr. Miller as of March 15, 1995 pursuant to which Mr. Miller is employed as the Company's Executive Vice President of Merchandise and Stores at an initial annual base salary of $375,000. The Company also entered into an employment agreement with Mr. Bonnecaze as of July 17, 1995 at an initial base salary of $160,000. None of the agreements provide for any fixed term of employment and are subject to termination by the Board of Directors upon 30 days' notice.

     Base Salaries -- The base salaries payable under these agreements are subject to increase annually at the discretion of the Board of Directors. Effective March 11, 1996, Mr. Carter's annual base salary was increased to $550,000, Mr. Miller's annual base salary was increased to $420,000 and Mr. Bonnecaze's annual base salary was increased to $170,000.

     Performance Stock Options -- Pursuant to their employment agreements, the Company's Named Executive Officers are entitled to participate in any performance stock option program approved annually by the Compensation Committee of the Board of Directors. The performance stock option program approved by the Compensation Committee for fiscal 1995 provided that options would be granted in fiscal 1996 based upon fiscal 1995 performance. On November 2, 1995, the Compensation Committee approved the grant of 70,000 options to Mr. Carter, 50,000 to Mr. Miller and 25,000 to Mr. Bonnecaze in connection with the Company's new strategic direction described in the Company's 1995 Annual Report to Stockholders and in recognition of fiscal 1995 performance.

     Performance Bonus -- Pursuant to their employment agreements, the Company's Named Executive Officers are entitled to participate in any performance bonus plan approved annually by the Compensation Committee of the Board of Directors. The performance bonus plan approved by the Compensation Committee for fiscal 1995 provided that bonuses would be granted in fiscal 1996 based upon a combination of the fiscal 1995 financial performance of the Company and the individual executive's performance during fiscal 1995.

The plan further provided that the maximum bonus that could be paid would not exceed 50% of the executive officer's base salary for fiscal 1994 in the case of the Senior Vice Presidents, 60% in the case of the Executive Vice President and 70% in the case of Mr. Carter. As a result of the Company's fiscal 1995 performance, no performance bonus was paid to any of the Named Executive Officers.

     Termination of Employment; Change of Control -- Each of the employment agreements provides that, in the event the Named Executive Officer's employment is terminated, the Company will continue to make the base salary payments at the rate then being paid for eighteen months after termination of the agreement in the case of Messrs. Carter and Miller, twelve months in the case of Ms. Wehner, and, in the case of Mr. Bonnecaze, six months prior to the second anniversary of the date of his employment agreement, nine months prior to the third such anniversary and twelve months subsequent to the third such anniversary. Mr. Carter's agreement further provides, however, that in the event his employment is terminated at any time subsequent to March 15, 1998, the Company will continue to pay his base salary at the rate then being paid for twenty-four months after such termination. The employment agreements also provide that if, within two months after a Change of Control (as defined in the agreements), the Named Executive Officer terminates his or her employment, then the Company will pay him or her a lump sum severance payment equal to 2 (2.9 in the case of Mr. Carter) multiplied by the sum of his or her annual base salary in effect during the year immediately preceding termination and the amount of any incentive, bonus or other cash compensation that was paid to him or her during either the 12 months immediately preceding the date of termination or the 12 months immediately preceding the Change of Control, whichever is greater. In addition, the Named Executive Officer would be entitled to receive a cash payment equal to the amount by which the greater of (i) the closing price of the Common Stock on the day before termination or (ii) the highest price per share actually paid in connection with the Change of Control, exceeds the per share exercise price of each then vested and exercisable stock option held by such Named Executive Officer, multiplied by the number of shares covered by each such option. As used in the employment agreements, a Change in Control is defined to mean the acquisition by any person of beneficial ownership of more than 35% of the combined voting power of the Company's outstanding securities, as a result of purchases of such securities which are not expressly approved by the Board of Directors.

     Mr. Carter's employment agreement additionally provides that the Company will pay him the lump sum severance payment described above in the event his employment is terminated without cause within eighteen months following an Approved Change in Control. An Approved Change in Control is defined in Mr. Carter's agreement to mean the acquisition by any person of beneficial ownership of more than 80% of the combined voting power of the Company's outstanding securities, as a result of a transaction which is expressly approved by the Board of Directors. Mr. Carter's agreement further provides that any unvested portion of that certain stock option to purchase 250,000 shares of the Common Stock granted to Mr. Carter on May 2, 1995 shall immediately vest and become exercisable in the event of a Change in Control or an Approved Change in Control.

     Promissory Notes with Mr. Miller -- Concurrently with entering into his previous employment agreement with the Company on September 25, 1992, Mr. Miller executed two promissory notes in favor of the Company in the amounts of $100,000 and $30,000, respectively. Each of the notes provided for interest to accrue at the rate of 7% per annum. The principal amount of the $100,000 note was originally due and payable in three equal annual installments on April 1, 1993, April 1, 1994 and April 1, 1995. On May 13, 1993, the Company paid Mr. Miller 100% of his fiscal 1992 bonus and offset a portion of the $100,000 note with the net proceeds ($69,712) after first deducting interest accrued to that date. The remaining $30,288 principal due under the $100,000 note was paid in full by Mr. Miller on April 1, 1994 together with interest accrued to that date. The principal amount of the $30,000 note was due and payable in two equal installments on April 1, 1994 and April 1, 1995. On April 1, 1994, Mr. Miller paid the first installment due under the $30,000 note together with accrued interest to date. On April 1, 1995, Mr. Miller paid the remaining principal balance under the $30,000 note together with accrued interest to date. See "Certain Transactions" below.

     Mr. Williams' Separation Agreement. -- In connection with his resignation from the Company, the Company entered into a separation agreement with Mr. Williams pursuant to which the Company agreed to pay Mr. Williams at the rate of $45,000 per month through September, 1996. The agreement also provides that all options to purchase shares of Common Stock held by Mr. Williams which were vested and exercisable as of March 15, 1995 are exercisable by Mr. Williams through December 15, 1996.

1990 EMPLOYEE STOCK INCENTIVE PLAN

     In 1990, the Company adopted the 1990 Plan. The 1990 Plan originally authorized the issuance of up to 1,750,000 shares of Common Stock including "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options"), stock options that do not qualify as incentive stock options, stock appreciation rights and restricted shares of Common Stock. In 1993, the stockholders approved an amendment to the 1990 Plan which increased the number of shares reserved for issuance thereunder by 1,450,000 shares to an aggregate of 3,200,000 shares. Officers and other salaried employees of the Company are eligible to participate in the 1990 Plan. As of the date of this Proxy Statement, approximately 79 persons were eligible.

     The 1990 Plan is administered by the Compensation Committee. The Compensation Committee selects from the eligible participants under the 1990 Plan and determines the terms and conditions of all grants and awards to such participants including the terms and conditions under which each option may be exercisable and the expiration date of each option, except that each option must expire no later than ten years from the date of grant. Grants and awards are made in consideration of services rendered or to be rendered by the recipients thereof.

     Options to purchase shares of Common Stock were granted to the Named Executive Officers of the Company during fiscal 1995 as described above in the table entitled "Option/SAR Grants in Last Fiscal Year." Except as otherwise noted in such table, all such options (a) become exercisable in three equal annual installments beginning on the first anniversary of the date of grant, and
(b) have an exercise price equal to the fair market value of the Common Stock on the date of grant. Payment of the exercise price of options granted under the 1990 Plan must be made in full in cash or cash equivalent concurrently with the exercise of such option, or as follows subject to approval of the Compensation
Committee:

          (i) by delivery by the optionee of a full-recourse promissory note in a form and amount satisfactory to the Committee; provided that the principal amount of such promissory note shall not exceed the excess of the exercise price of such option over and above the aggregate par value of the option shares;

          (ii) in whole or in part, with shares of Common Stock delivered concurrently with such exercise (such shares to be valued on the basis of the fair market value of such shares on the business day immediately preceding the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares; and/or

          (iii) in whole or in part, by reducing the number of option shares to be delivered to the optionee upon exercise of such option (such reduction to be valued on the basis of the aggregate fair market value of the additional shares of Common Stock that would otherwise have been delivered to such optionee upon exercise of such option, such fair market value to be determined as of the business day immediately preceding the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares.

CERTAIN TRANSACTIONS

     Concurrently with entering into his previous employment agreement with the Company on September 25, 1992, Mr. Miller executed two promissory notes in favor of the Company in the amounts of $100,000 and $30,000, respectively. Each of the notes provided for interest to accrue at the rate of 7% per annum. The principal amount of the $100,000 note was originally due and payable in three equal annual installments on April 1, 1993, April 1, 1994 and April 1, 1995. On May 13, 1993, the Company paid Mr. Miller 100% of his fiscal 1992 bonus and offset a portion of the $100,000 note with the net proceeds ($69,712) after first deducting interest accrued to that date. The remaining $30,288 principal due under the $100,000 note was paid in full by Mr. Miller on April 1, 1994 together with interest accrued to that date. The principal amount of the $30,000 note was due and payable in two equal installments on April 1, 1994 and April 1, 1995. On April 1, 1994, Mr. Miller paid the first installment due under the $30,000 note together with accrued interest to date. On April 1, 1995, Mr. Miller paid the remaining principal balance under the $30,000 note together with accrued interest to date.

             REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Company's Compensation and Organization Committee (the "Committee") has established policies for the compensation of the Company's Chief Executive Officer and the other executive officers (the "Executive Officers") set forth in the Summary Compensation Table, based upon the responsibilities of the individual Executive Officers and the Company's financial performance. The Company enters into employment agreements with its Executive Officers that set forth the elements of compensation that have been approved by the Committee. In recent years, the form of these agreements has been structured to allow the Committee to tie a significant portion of each Executive Officer's overall compensation to criteria based on the Company's financial performance.

EXECUTIVE COMPENSATION PROGRAM

     Compensation which may be earned by an Executive Officer in any fiscal year typically consists of base salary, cash bonus and stock options. In addition, special bonus and stock option awards may be made at the time an executive is first hired by the Company or is promoted. While the Committee generally followed this approach in fiscal 1995, as discussed below, the Committee modified the annual stock option arrangements for the Executive Officers.

- --  BASE SALARY

          The Committee establishes base salaries at levels determined through the Company's overall salary structure and the Company's own experience in attracting qualified executives. Adjustments are made to reflect an individual's contributions to the Company and the specific job responsibilities. The amount thereby arrived at is set forth in the Executive Officer's employment agreement. The Committee does not peg salary levels to the amounts paid by other companies; nevertheless, the Committee compares salary levels at the Company to those reported by other companies that participate in retail industry compensation surveys to ensure that salaries at the Company are within the range paid by comparably sized retail companies. Because participation in these surveys is on an anonymous basis, the Committee is unable to determine the extent to which the companies that participate in the salary survey are the same as the retail companies included in the Stockholder Return Performance Presentation on page 12 of this Proxy Statement. Base salaries are reviewed annually and any changes in base salary are made at the discretion of the Committee, subject to ratification by the Board of Directors. Actual salary increases are based upon evaluations of a particular officer's individual performance and contribution to the Company.

- --  ANNUAL CASH BONUS

          Executive Officers are eligible for an annual cash bonus only if certain pre-tax earnings objectives for the fiscal year are met. At the discretion of the Committee, a certain part of the bonus may be based on the Committee's subjective evaluation of the Executive Officer's individual performance during the fiscal year, but only if the amount of pre-tax operating income exceeds a certain threshold. A maximum bonus level is set for each Executive Officer, expressed as a percentage of base salary, in the event that pre-tax operating income exceeds targeted levels.

- --  STOCK OPTIONS

          Commencing with fiscal 1994, the Committee adopted a policy of making annual stock option grants after the end of the fiscal year, based on performance goals (and subject to a maximum award level) established by the Committee at the beginning of the year. This policy replaced the Committee's previous practice of granting options at the beginning of the year which vested only if certain performance goals were satisfied. Because stock option grants are awarded as an annual incentive, the Committee does not generally consider the size of the previous years' grants in determining the number of options that may be granted in the current year.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND OTHER
EXECUTIVE OFFICERS IN FISCAL 1995

     The Committee followed the policies outlined above in establishing salaries for fiscal 1995. The salary payable to Messrs. Carter, Miller and Bonnecaze and to Ms. Wehner is set forth in an employment agreement between the Company and each of the Executive Officers. In connection with Mr. Carter's promotion to Chief Executive Officer, the Committed granted him stock options exercisable for up to 250,000 shares.

     Also consistent with these policies, at the beginning of fiscal 1995 the Committee established operating income performance goals for purposes of determining annual cash bonuses and stock option grants. As described in the Company's 1995 Annual Report to Stockholders, the Company announced a new strategic direction in November 1995. Concurrently with this announcement, stock options were granted to the Executive Officers including Mr. Carter who received an option covering 70,000 shares. The Committee believes that this November 1995 option grant serves the dual purpose of recognizing performance for fiscal 1995 and encouraging the Executive Officers to successfully implement the new strategic direction. No cash bonuses were paid and no additional stock options were granted in connection with fiscal 1995 performance.

- --  OTHER

          Legislation adopted by Congress in 1993 places a $1 million limitation on the deduction available to public companies for compensation paid to certain executives, unless the compensation is treated as "performance based" (as defined under the Internal Revenue Code of 1986, as amended) or satisfies another exception. In December 1995 the Internal Revenue Service ("IRS") adopted final regulations to implement this legislation. The Committee has not developed specific policies to address this new tax provision. However, the Committee believes that amounts recognized on exercise of outstanding stock options will qualify as performance-based compensation under the proposed IRS regulations. The Committee, along with the Company, will evaluate the Company's compensation programs on an ongoing basis in view of the limiting provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Submitted by the Compensation and Organization Committees.

     Anthony Luiso (Chairman)
     David H. Batchelder
     Bruce E. Karatz
     Ronald P. Spogli
     Peter S. Willmott

     The Report of the Compensation and Organization Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of the date of this Proxy Statement, the members of the Compensation Committee of the Board of Directors were Messrs. Luiso (Chairman), Batchelder, Karatz, Spogli and Willmott, none of whom was an officer or employee of the Company during fiscal 1995 or is a former officer of the Company.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Dow Jones Equity Composite Stock Index and the Dow Jones Retailers-Other Specialty Composite Stock Index for the five fiscal years commencing February 3, 1991 and ending January 28, 1996. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                                                  Retailers-
      Measurement Period                           Dow Jones      Other Spe-
    (Fiscal Year Covered)        Mac Frugal's       Equity          cialty
1990                                    100.00          100.00          100.00
1991                                    185.54          127.72          142.13
1992                                    155.42          141.96          186.56
1993                                    143.37          158.86          174.70
1994                                    163.86          159.87          181.69
1995                                    130.12          217.83          163.01

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following security ownership information is set forth, as of April 29, 1996, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock and with respect to each director of the Company, each of the Named Executive Officers, and all current directors, nominees and executive officers as a group (12 persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company's Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

                                                                AMOUNT
                                                              AND NATURE
                                                             OF BENEFICIAL     PERCENT OF
                      NAME OF BENEFICIAL OWNER               OWNERSHIP(1)       CLASS(2)
          -------------------------------------------------  -------------     ----------
          David H. Batchelder(3)...........................       79,486          *
          Bruce E. Karatz..................................       25,541          *
          Anthony Luiso....................................       33,595          *
          Ronald P. Spogli.................................       29,595          *
          Bill M. Thomas(4)................................    1,090,962        4.32%
          Leonard S. Williams..............................      488,500        1.91%
          Peter S. Willmott................................      155,370          *
          James J. Zehentbauer.............................       28,595          *
          Philip L. Carter.................................      263,685        1.03%
          Mark J. Miller...................................       35,785          *
          Earl C. Bonnecaze................................          200          *
          Patricia J. Wehner...............................          300          *
          All Directors and Executive Officers
            as a Group (12 persons)........................    2,231,614        8.54%

- ---------------

(*) Denotes less than 1% of the sum of the 25,299,347 shares of Common Stock outstanding at April 29, 1996 plus shares that are subject to options that are presently exercisable or will become exercisable within 60 days after April 29, 1996 by that person or group, as the case may be.

(1) Includes shares which may be acquired pursuant to options exercisable on or within 60 days after April 29, 1996, as follows: Mr. Batchelder (28,595); Mr. Karatz (24,541); Mr. Luiso (28,595); Mr. Spogli (28,595); Mr. Thomas (9,750); Mr. Williams (390,563); Mr. Willmott (78,595); Mr. Zehentbauer (28,595); Mr. Carter (253,685); Mr. Miller (35,685); and all directors and executive officers as a group (907,199). Unless otherwise indicated, each person has sole investment and voting power as to the shares indicated.

(2) The percentages are based upon 25,299,347 shares of Common Stock outstanding at April 29, 1996 plus shares that are subject to options that are exercisable or will become exercisable within 60 days after April 29, 1996 by that person or group, as the case may be.

(3) Includes 48,810 shares of Common Stock owned directly by Mr. Batchelder (including 28,595 shares which may be acquired pursuant to certain options) and 30,676 shares owned by DHB Partners, L.P. (the "Partnership") which are attributable to him through his ownership of the sole general partner of the Partnership (which is a corporation owned by him) and all of the limited partnership interests in the Partnership. Mr. Batchelder disclaims beneficial ownership of the shares of Common Stock held by the Partnership.

(4) Mr. Thomas also holds an additional 10,800 shares of Common Stock for the benefit of his children, as to which shares Mr. Thomas disclaims beneficial ownership. Of such shares, 5,400 are held for the benefit of Mr. Thomas' son, who resides with Mr. Thomas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                                  AMOUNT
                                                                AND NATURE
                                                              OF BENEFICIAL      PERCENT OF
                       NAME OF BENEFICIAL OWNER                 OWNERSHIP         CLASS(1)
          --------------------------------------------------  --------------     -----------
          FMR Corp.(2)......................................     3,096,325          12.27%
            82 Devonshire Street
            Boston, Massachusetts 02109
          NewSouth Capital Management, Inc.(3)..............     2,566,096          10.17%
            1000 Ridgeway Loop Road, Suite 233
            Memphis, Tennessee 38120
          First Pacific Advisors, Inc.(4)...................     2,154,400           8.54%
            11400 West Olympic Boulevard, Suite 1200
            Los Angeles, California 90064
          Westport Asset Management, Inc.(5)................     1,440,400           5.71%
            253 Riverside Avenue
            Westport, Connecticut 06880-4816

- ---------------

(1) The percentages are based upon 25,229,347 shares of Common Stock outstanding at April 29, 1996.

(2) The Company received from FMR Corp. an amended Schedule 13G dated February 14, 1996 reporting that it beneficially owned an aggregate of 3,096,325 shares of Common Stock, of which it has sole dispositive power over 3,096,325 shares and sole voting power over 9,425 shares. In the Schedule 13G, FMR Corp. stated that all such shares were acquired in the ordinary course of business and not with the purpose of influencing the control of the Company. The Company is unaware of any change in the foregoing information.

(3) The Company received an amended Schedule 13G dated February 13, 1996 from NewSouth Capital Management, Inc. ("NewSouth") reporting that it has sole dispositive power over 2,566,096 shares of Common Stock and sole voting power over 2,456,096 of such shares. In the Schedule 13G, NewSouth stated that all shares were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The Company is unaware of any change in the foregoing information.

(4) The Company received a Schedule 13G dated February 13, 1996 from First Pacific Advisors, Inc. ("First Pacific") reporting beneficial ownership of 2,154,400 shares of Common Stock. This Schedule 13G also reported that First Pacific has shared dispositive power over all such shares and shared voting power over 617,000 shares. In its Schedule 13G, First Pacific reported that all shares were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The Company is unaware of any change in the foregoing information.

(5) The Company received a Schedule 13G dated February 14, 1996 from Westport Asset Management, inc. ("Westport") reporting beneficial ownership of 1,440,400 shares of Common Stock, of which Westport has shared dispositive and voting power over 1,372,300 shares, and sole dispositive and voting power over 68,100 shares. In the Schedule 13G, Westport reported that all shares were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The Company is unaware of any change in the foregoing information.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Insiders") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company and the New York Stock Exchange.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from each Insider known to the Company that no other reports were required, during fiscal 1995 all
Section 16(a) filing requirements applicable to its Insiders were complied with.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     For fiscal 1995, Deloitte & Touche provided audit services which included examination of the Company's annual consolidated financial statements, timely review of unaudited quarterly financial information, assistance and consultation in connection with the Company's annual report on Form 10-K filed with the Commission, and the audit of the Company's profit sharing plan. Audit services were provided with the approval of the Board of Directors which, among other things, considered the independence of the public accountants. Arrangements for non-audit services, if any, are made by management with the knowledge of the Board of Directors. A meeting of the Audit Committee will be held in the near future, at which time a recommendation will be made as to the selection of the Company's auditors for the current fiscal year. A representative of Deloitte & Touche is expected to attend the Annual Meeting to make any statements he or she may desire and to respond to any stockholder questions.

      DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company's 1997 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy materials for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 2430 East Del Amo Boulevard, Dominguez, California 90220-6306, and in any event not later than February 16, 1997. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                      OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors. However, inasmuch as matters of which management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                 MISCELLANEOUS

     The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.


                                          By Order of the Board of Directors


                                          /s/ Philip L. Carter
                                          ------------------------------------
                                          PHILIP L. CARTER
                                          President and Chief Executive Officer


Dominguez, California
May 17, 1996

________________________________________________________________________________

                    MAC FRUGAL'S BARGAINS - CLOSE-OUTS INC.

                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 19, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Mac Frugal's Bargains - Close-outs, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and appoints Peter S. Willmott, Philip L. Carter, or either of them, proxies with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Mac Frugal's Bargains - Close-outs Inc.
to be held Wednesday, June 19, 1996 at 9:00 A.M. at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815, and at any postponements or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND AS SUCH PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING OF ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                    (Continued, and to be dated and signed on the reverse side)


                                       MAC FRUGAL'S BARGAINS - CLOSE-OUTS INC.
                                       P.O. BOX 11343
                                       NEW YORK, N.Y. 10203-0343
________________________________________________________________________________

________________________________________________________________________________


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF EACH OF THE MATTERS SET FORTH BELOW.


1.  Election of Directors

FOR all nominees / /     WITHHOLD AUTHORITY to vote    / /    *EXCEPTIONS  / /
listed below             for all nominees listed below


    NOMINEES: Peter S. Willmott, Philip L. Carter, Mark J. Miller, David H. Batchelder, Anthony Luiso, Ronald P. Spogli and James J. Zehentbauer. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

    *Exceptions_______________________________________________________________

2. In their discretion, upon any other matters which may properly come before the Annual Meeting or any postponements or adjournments thereof.




                                                      Address Change and/or / /
                                                      Comments Mark Here

                                NOTE: Please sign exactly as shown at the left. If stock is jointly held each owner should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

                                Dated _________________________________, 1996

                                _____________________________________________
                                                 (Signature)

                                _____________________________________________
                                          (Signature, if held jointly)


                                        VOTES MUST BE INDICATED  / /
                                        (X) IN BLACK OR BLUE INK

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.
_______________________________________________________________________________